EXHIBIT 32.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                               REGAN HOLDING CORP.
               FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2003
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         I am the Chief Financial Officer of Regan Holding Corp., a California corporation (the "Company"). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended September 30, 2003 and filed with the Securities and Exchange Commission ("Form 10-Q").

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: November 14, 2003

                           /s/ G. Steven Taylor
                          ----------------------
                          G. Steven Taylor
                          Chief Financial Officer


         A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Regan Holding Corp. and will be retained by Regan Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.